EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3, Registration Statement on Form S-3 (File No. 333-26929), and Registration Statement on Form S-8 (File No. 333-08003) of The Vincam Group, Inc. of (i) our report dated September 10, 1997 which appears on page F-1 of The Vincam Group, Inc.'s Amendment No. 2 to the Current Report on Form 8-K dated June 30, 1997 (Commission File No. 0-28148) and (ii) our report dated September 10, 1997 appearing on page F-1 of The Vincam Group, Inc.'s Amendment No. 3 to the Current Report on Form 8-K dated June 30, 1997 (Commission File No. 0-28148), relating to the financial statements of Amstaff, Inc. for each of the three years in the period ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the prospectus constituting part of this Registration Statement on Form S-3.

PLANTE & MORAN, LLP

Bloomfield Hills, Michigan
November 5, 1997